UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2011

Bluegreen Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-09292	03-0300793

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100 Boca Raton, Florida	33431

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 912-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Bluegreen Corporation (the “Company”) was held on July 27, 2011.  The results of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are set forth below.

  Election of Directors

The six director candidates, each of whom was nominated by the Company’s Board of Directors for election at the Annual Meeting to serve for a term expiring at the Company’s 2012 Annual Meeting of Shareholders, were elected by the following votes:

Director	Votes For	Votes Withheld	Broker Non- Votes
Alan B. Levan	25,650,306	855,384	3,714,869
John E. Abdo	25,664,462	841,228	3,714,869
James R. Allmand, III	25,797,201	708,489	3,714,869
Lawrence A. Cirillo	25,718,532	787,158	3,714,869
Mark A. Nerenhausen	25,762,597	743,093	3,714,869
Orlando Sharpe	25,798,132	707,558	3,714,869

  Amendment of the Company’s 2006 Performance-Based Annual Incentive Plan

The amendment of the Company’s 2006 Performance-Based Annual Incentive Plan (and the approval of the material terms of the performance goals under the plan, as amended) was approved by the following vote:

Votes For	Votes Withheld	Abstentions	Broker Non- Votes
25,423,130	1,072,314	10,246	3,714,869

  Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011 was ratified by the following vote:

Votes For	Votes Withheld	Abstentions	Broker Non- Votes
30,092,766	98,554	29,239	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2011	BLUEGREEN CORPORATION

	By:	/s/ Anthony M. Puleo
Anthony M. Puleo
Senior Vice President, Chief Financial
Officer and Treasurer